SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 28, 2003
(To Prospectus dated June 24, 2003)



                                  CWMBS, INC.
                                   Depositor

                               Countrywide Home
                                  Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-37



The Class 2-A-1
Certificates represent
Obligations of the trust           The Class 2-A-1 Certificates
only and do not
represent an interest in           o   This supplement relates to the offering of the Class 2-A-1 Certificates of the
or obligation of                       series referenced above. This supplement does not contain complete
CWMBS, Inc.,                           information about the offering of the Class 2-A-1 Certificates. Additional
Countrywide Home                       information is contained in the prospectus supplement dated July 28, 2003,
Loans, Inc.,                           prepared in connection with the offering of the offered certificates of the
Countrywide Home                       series referenced above, and in the prospectus of the depositor dated June
Loans Servicing LP or                  24, 2003. You are urged to read this supplement, the prospectus supplement
any of their affiliates.               and the prospectus in full.

This supplement may be             o   As of September 27, 2004, the class certificate balance of the Class 2-A-1
used to offer and sell the             Certificates was approximately $261,244,768.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Co rporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 8, 2004

                               THE MORTGAGE POOL

     As of September 1, 2004 (the "Reference Date"), loan group 1 included approximately 108 Mortgage Loans having an aggregate Stated Principal Balance of approximately $55,256,975 and loan group 2 included approximately 574 Mortgage Loans having an aggregate Stated Principal Balance of approximately $281,546,926.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                      As of September 1, 2004
                                                                  ----------------------------
                                                                     Loan Group Loan Group
                                                                        1            2
                                                                  ----------------------------
Total Number of Mortgage Loans                                      108          574
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
     30-59 Days                                                       2.78%        1.57%
     60-89 Days                                                       0.93%        0.00%
     90 days or more (excluding pending foreclosures)                 0.00%        0.00%
                                                                      -----        -----
     Total Delinquencies                                              3.70%        1.57%
                                                                      -----        -----
Foreclosures Pending                                                  0.93%        0.17%
                                                                      -----        -----
Total Delinquencies and foreclosures pending                          4.63%        1.74%
                                                                      =====        =====
----------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     One (1) Mortgage Loan in loan group 1 has been converted and is, as of the Reference Date, REO loan.

     Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                      SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortga ge loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                             At February 28 (29),               At December 31,                     At June 30,
                                      ---------------------------  -------------------------------------------   ----------------
                                           2000           2001          2001           2002           2003              2004
                                      ------------   ------------  ------------  -------------   -------------   ----------------
Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
    30-59 days.....................         1.36%          1.61%          1.89%          2.11%           2.77%           2.26%
    60-89 days.....................          0.22           0.28          0.39           0.53            1.18            0.84
    90 days or more
      (excluding
      pending foreclosures)........          0.16           0.14          0.23           0.35            1.45            1.31
                                      ------------   ------------  ------------  -------------   -------------    ------------
        Total of
        delinquencies                        1.75%          2.03%         2.50%          2.99%           5.41%           4.41%
                                      ============   ============  ============  =============   =============    ============
Foreclosures pending...............          0.16%          0.27%         0.31%          0.31%           1.39%           0.50%
                                      ============   ============  ============  =============   =============    ============
Total delinquencies and
  foreclosures pending.............          1.91%          2.30%         2.82%          3.31%           6.80%           4.90%
                                      ============   ============  ============  =============   =============    ============
Net Gains/(Losses) on
  liquidated loans(1)..............   $(3,076,240)   $(2,988,604)  $(5,677,141)  $(10,788,657)   $(16,159,208)    $(9,143,911)
Percentage of Net
  Gains/(Losses)
  on liquidated loans(1)(2)........        (0.017)%      (0.014)%      (0.022)%       (0.032)%        (0.033)%        (0.018)%
Percentage of Net
  Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1)......................        (0.017)%      (0.015)%      (0.023)%       (0.033)%        (0.034)%        (0.019)%

------------

  (1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
  (2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-1 CERTIFICATES

     The Class 2-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

     As of September 27, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-1 Certificates was approximately $261,244,768, evidencing a beneficial ownership interest of approximately 77.57% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $58,922,603 and evidenced in the aggregate a beneficial ownership interest of approximately 17.49% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $266,508,462 and evidenced in the aggregate a beneficial ownership interest of approximately 79.13% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $11,372,836 and evidenced in the aggregate a beneficial ownership interest of approximately 3.38% in the Trust Fund. For additional information with respect to the Class 2-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The September 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated as set forth in the Prospectus Supplement,

     o the Class Certificate Balance of the Class 2-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 2-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-1 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-1 Certificates is October 8, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of the Mortgage Loans - Certain Modifications and Refinancings" "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement,

     o  no class of certificates becomes a Restricted Class,

     o the level of the One-Year LIBOR Index remains constant at 2.53% per annum, and

     o the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the One-Year LIBOR Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any constant prepayment rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                                Percent of Class Certificate Balance Outstanding

                                                                    Percentage of the
                                                                  Prepayment Assumption
                                                                  ---------------------
          Distribution Date                         0%       10%    15%     25%    35%    45%     55%
          -----------------                         --       ---    ---     ---    ---    ---     ---
          Initial..............................     100      100    100     100    100    100     100
          October 2005.........................     99       89      83     73     63     53       43
          October 2006.........................     98       78      69     54     40     28       18
          October 2007.........................     97       69      58     40     26     15       8
          October 2008.........................     95       61      49     29     16      8       4
          October 2009.........................     93       54      41     22     10      4       2
          October 2010.........................     91       47      34     16      7      2       1
          October 2011.........................     89       42      28     12      4      1       0
          October 2012.........................     87       36      23      8      3      1       0
          October 2013.........................     84       32      19      6      2      0       0
          October 2014.........................     81       28      16      4      1      0       0
          October 2015.........................     79       24      13      3      1      0       0
          October 2016.........................     76       21      11      2      0      0       0
          October 2017.........................     73       18      9       2      0      0       0
          October 2018.........................     70       16      7       1      0      0       0
          October 2019.........................     66       13      6       1      0      0       0
          October 2020.........................     63       11      5       1      0      0       0
          October 2021.........................     59       10      4       0      0      0       0
          October 2022.........................     55        8      3       0      0      0       0
          October 2023.........................     51        7      2       0      0      0       0
          October 2024.........................     47        6      2       0      0      0       0
          October 2025.........................     43        5      1       0      0      0       0
          October 2026.........................     38        4      1       0      0      0       0
          October 2027.........................     33        3      1       0      0      0       0
          October 2028.........................     28        2      1       0      0      0       0
          October 2029.........................     23        2      0       0      0      0       0
          October 2030.........................     17        1      0       0      0      0       0
          October 2031.........................     11        1      0       0      0      0       0
          October 2032.........................      5        0      0       0      0      0       0
          October 2033.........................      0        0      0       0      0      0       0
          Weighted Average Life (in years)**       18.09    7.45    5.42   3.31   2.28   1.67     1.27

          -----------------------
         (**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the
         Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount, Credit Fraud Loss Coverage Amount were approximately $8,512,147, $143,426 and $3,669,325, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 2-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA

Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class 2-A-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

CMMBS 2003-37
Group 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                       108
Aggregate Principal Balance                             $55,256,975
Average Principal                                        $511,639             $324,793 to $2,188,500
Weighted Average Mortgage Rate                            4.245%                 3.625% to 5.375%
Net Weighted Average Mortgage Rate                        3.979%                 3.366% to 5.116%
Weighted Average Original Term (months)                     360                     360 to 360
Weighted Average Remaining Term (months)                    346                     343 to 346
Weighted Average Original LTV                             72.58%                 39.92% to 95.00%
Weighted Average Gross Margin                             2.320%                 2.250% to 2.875%
Weighted Average Months to Next Adjustment                  22                       19 to 22
Weighted Average Initial Periodic Cap                     2.000%                 2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                  2.000%                 2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    10.245%                9.625% to 11.375%
Weighted Average Minimum Mortgage Rate                    2.380%                 2.250% to 4.750%
Weighted Average FICO                                       725

CWMBS 2003-37
Group 1

                                                CURRENT PRINCIPAL BALANCES

Range of Current                           Number of                 Aggregate                Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                      10                    $3,335,175                         6.04         %
$350,000.01 - $400,000.00                      29                   $10,969,231                        19.85
$400,000.01 - $450,000.00                      17                    $7,177,425                        12.99
$450,000.01 - $500,000.00                      12                    $5,684,815                        10.29
$500,000.01 - $550,000.00                      11                    $5,748,407                        10.40
$550,000.01 - $600,000.00                       5                    $2,865,951                         5.19
$600,000.01 - $650,000.00                       8                    $4,995,039                         9.04
$650,000.01 - $700,000.00                       3                    $2,070,127                         3.75
$700,000.01 - $750,000.00                       2                    $1,443,919                         2.61
$750,000.01 - $1,000,000.00                    10                    $8,778,386                        15.89
Greater than $2,000,000.00                      1                    $2,188,500                         3.96
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                       100.00         %
======================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                           Number of                 Aggregate                Percentage of Mortgage
Current Mortgage Rates(%)               Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
3.625                                           9                    $4,120,561                         7.46           %
3.750                                          10                    $5,251,948                         9.50
3.875                                          12                    $6,125,608                        11.09
4.000                                          12                    $6,488,813                        11.74
4.125                                           7                    $3,187,240                         5.77
4.250                                          23                   $12,796,308                        23.16
4.375                                           2                      $719,438                         1.30
4.500                                           5                    $2,517,624                         4.56
4.625                                           7                    $3,821,098                         6.92
4.750                                           7                    $2,970,366                         5.38
4.875                                           6                    $2,831,020                         5.12
5.000                                           5                    $2,870,864                         5.20
5.250                                           1                      $481,897                         0.87
5.375                                           2                    $1,074,189                         1.94
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                       100.00           %
======================================================================================================================

                                               MONTHS REMAINING TO MATURITY

Range of Months                            Number of                 Aggregate                Percentage of Mortgage
Remaining to Maturity                   Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
301 - 360                                     108                   $55,256,975                      100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================


CWMBS 2003-37
Group 1

                                              ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                          Number of                 Aggregate                Percentage of Mortgage
Loan-to-Value Ratios(%)                 Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                    7                    $4,782,958                        8.66            %
50.01 - 55.00                                   1                      $470,317                        0.85
55.01 - 60.00                                   4                    $2,390,706                        4.33
60.01 - 65.00                                   9                    $4,629,231                        8.38
65.01 - 70.00                                  10                    $5,095,380                        9.22
70.01 - 75.00                                  18                    $9,115,067                       16.50
75.01 - 80.00                                  52                   $26,135,391                       47.30
80.01 - 85.00                                   2                      $817,055                        1.48
85.01 - 90.00                                   4                    $1,444,252                        2.61
90.01 - 95.00                                   1                      $376,618                        0.68
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                 GEOGRAPHIC DISTRIBUTION

                                           Number of                 Aggregate                Percentage of Mortgage
State                                   Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
California                                     47                   $21,986,993                       39.79            %
Colorado                                        7                    $5,221,331                        9.45
Florida                                         5                    $2,639,063                        4.78
Georgia                                         2                    $1,112,000                        2.01
Illinois                                        5                    $2,612,410                        4.73
Massachusetts                                   4                    $2,373,431                        4.30
Michigan                                        2                    $1,235,146                        2.24
Montana                                         3                    $1,686,374                        3.05
Nevada                                          2                    $1,323,243                        2.39
New Jersey                                      6                    $2,979,280                        5.39
New York                                        4                    $2,658,018                        4.81
Texas                                           3                    $1,494,646                        2.70
Virginia                                        3                    $1,357,736                        2.46
Washington                                      3                    $1,363,483                        2.47
Other (less than 2%)                           12                    $5,213,821                        9.42
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================


CWMBS 2003-37
Group 1

                                                CREDIT BUREAU RISK SCORES

Range of Credit                            Number of                 Aggregate                Percentage of Mortgage
Bureau Risk Scores                      Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
801 - 820                                       6                    $2,904,250                        5.26            %
781 - 800                                      12                    $6,191,228                       11.20
761 - 780                                      11                    $4,873,430                        8.82
741 - 760                                      18                   $10,081,013                       18.24
721 - 740                                      11                    $5,329,107                        9.64
701 - 720                                      15                    $7,468,919                       13.52
681 - 700                                      11                    $6,078,146                       11.00
661 - 680                                      10                    $5,420,835                        9.81
641 - 660                                       9                    $4,100,630                        7.42
621 - 640                                       3                    $1,212,704                        2.19
601 - 620                                       1                      $634,012                        1.15
581 - 600                                       1                      $962,701                        1.74
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                      PROPERTY TYPE

                                           Number of                 Aggregate                Percentage of Mortgage
Property Type                           Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                        63                   $33,569,737                       60.75            %
Planned Unit Development                       32                   $15,467,334                       27.99
Low-rise Condominium                           11                    $5,246,718                        9.50
2-4 Family Residence                            1                      $515,257                        0.93
High-rise Condominium                           1                      $457,929                        0.83
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                       LOAN PURPOSE

                                           Number of                 Aggregate                Percentage of Mortgage
Loan Purpose                            Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                          44                   $23,730,968                       42.95            %
Purchase                                       47                   $22,969,154                       41.57
Refinance (cash out)                           17                    $8,556,852                       15.49
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================


CWMBS 2003-37
Group 1

                                                        OCCUPANCY

                                           Number of                 Aggregate                Percentage of Mortgage
Occupancy Type                          Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                 98                   $49,018,848                       88.71            %
Secondary Residence                             6                    $4,278,245                        7.74
Investor Property                               4                    $1,959,882                        3.55
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                  DOCUMENTATION PROGRAM

                                           Number of                 Aggregate                Percentage of Mortgage
Type of Program                         Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                               54                   $27,274,743                       49.36            %
Preferred                                      42                   $21,764,458                       39.39
Streamline                                     11                    $5,537,735                       10.02
Reduced                                         1                      $680,039                        1.23
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                       GROSS MARGIN

Range of                                   Number of                 Aggregate                Percentage of Mortgage
Gross Margin                            Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 108                   $55,256,975                      100               %
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                NEXT RATE ADJUSTMENT DATE

Next Rate                                  Number of                 Aggregate                Percentage of Mortgage
Adjustment Date                         Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
April 2006                                      1                      $822,258                        1.49            %
June 2006                                      17                    $9,377,731                       16.97
July 2006                                      90                   $45,056,986                       81.54
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================


CWMBS 2003-37
Group 1

                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to               Number of                 Aggregate                Percentage of Mortgage
Next Adjustment Date (Months)           Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
19 - 24                                       108                   $55,256,975                      100               %
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                  MAXIMUM MORTGAGE RATE

Range of Maximum                           Number of                 Aggregate                Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                                 43                   $21,986,930                       39.79            %
10.001 - 11.000                                62                   $31,713,959                       57.39
11.001 - 12.000                                 3                    $1,556,086                        2.82
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                INITIAL PERIODIC RATE CAP

Initial Periodic                           Number of                 Aggregate                Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                         108                   $55,256,975                      100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                                 Number of                 Aggregate                Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                         108                   $55,256,975                      100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

                                                  MINIMUM MORTGAGE RATE

Range of Minimum                           Number of                 Aggregate                Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans           Principal Balance            Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 105                   $53,877,769                       97.50            %
4.001 - 5.000                                   3                    $1,379,206                        2.50
----------------------------------------------------------------------------------------------------------------------

Total                                         108                   $55,256,975                      100.00            %
======================================================================================================================

CWMBS 2003-37
Group 2

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                        574
Aggregate Principal Balance                              $281,546,926
Average Principal                                          $490,500                  $23,740 to $2,000,000
Weighted Average Mortgage Rate                              4.589%                     3.125% to 6.250%
Net Weighted Average Mortgage Rate                          4.323%                     2.866% to 5.866%
Weighted Average Original Term (months)                      360                          360 to 360
Weighted Average Remaining Term (months)                     346                          343 to 347
Weighted Average Original LTV                               70.81%                     13.03% to 95.00%
Weighted Average Gross Margin                               2.320%                     2.250% to 3.250%
Weighted Average Months to Next Adjustment                    46                           43 to 47
Weighted Average Initial Periodic Cap                       4.996%                     2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                    2.000%                     2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                      9.590%                     8.125% to 11.250%
Weighted Average Minimum Mortgage Rate                      2.513%                     2.250% to 6.250%
Weighted Average FICO                                        728

CWMBS 2003-37
Group 2

                                                CURRENT PRINCIPAL BALANCES

Range of Current                           Number of                 Aggregate                Percentage of Mortgage
Principal Balances ($)                  Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                              1                       $23,740                        0.01            %
$100,000.01 - $150,000.00                       1                      $141,363                        0.05
$250,000.01 - $300,000.00                       1                      $270,531                        0.10
$300,000.01 - $350,000.00                      71                   $24,000,316                        8.52
$350,000.01 - $400,000.00                     144                   $54,475,463                       19.35
$400,000.01 - $450,000.00                      90                   $38,264,756                       13.59
$450,000.01 - $500,000.00                      66                   $31,209,269                       11.08
$500,000.01 - $550,000.00                      44                   $23,249,317                        8.26
$550,000.01 - $600,000.00                      56                   $32,178,208                       11.43
$600,000.01 - $650,000.00                      43                   $27,062,215                        9.61
$650,000.01 - $700,000.00                      10                    $6,673,295                        2.37
$700,000.01 - $750,000.00                       8                    $5,814,676                        2.07
$750,000.01 - $1,000,000.00                    35                   $31,663,638                       11.25
$1,000,000.01 - $1,500,000.00                   2                    $2,727,923                        0.97
$1,500,000.01 - $2,000,000.00                   2                    $3,792,214                        1.35
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                                  CURRENT MORTGAGE RATES

                                           Number of                 Aggregate                Percentage of Mortgage
Current Mortgage Rates(%)               Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
3.125                                           1                      $612,500                         0.22           %
3.375                                           2                      $748,354                         0.27
3.500                                           1                      $449,670                         0.16
3.625                                           1                      $357,708                         0.13
3.750                                           6                    $2,675,872                         0.95
3.875                                          16                    $8,969,860                         3.19
4.000                                          27                   $14,149,001                         5.03
4.125                                          33                   $17,461,209                         6.20
4.250                                          63                   $32,103,389                        11.40
4.375                                          47                   $23,011,063                         8.17
4.500                                          91                   $45,454,935                        16.14
4.625                                          48                   $22,004,148                         7.82
4.750                                          63                   $31,573,831                        11.21
4.875                                          72                   $33,751,567                        11.99
5.000                                          33                   $15,448,881                         5.49
5.125                                          23                   $10,081,676                         3.58
5.250                                          17                    $7,218,183                         2.56
5.375                                           8                    $4,774,975                         1.70
5.500                                          11                    $5,443,111                         1.93
5.625                                           4                    $1,897,200                         0.67
5.750                                           1                      $341,704                         0.12
5.875                                           2                    $1,096,970                         0.39
6.000                                           1                      $328,500                         0.12
6.125                                           2                    $1,211,612                         0.43
6.250                                           1                      $381,007                         0.14
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                               MONTHS REMAINING TO MATURITY

Range of Months                            Number of                 Aggregate                Percentage of Mortgage
Remaining to Maturity                   Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
301 - 360                                     574                  $281,546,926                       100.00           %
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                              ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                          Number of                 Aggregate                Percentage of Mortgage
Loan-to-Value Ratios(%)                 Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                   46                   $26,736,506                         9.50           %
50.01 - 55.00                                  19                   $10,030,684                         3.56
55.01 - 60.00                                  25                   $13,034,150                         4.63
60.01 - 65.00                                  30                   $17,315,160                         6.15
65.01 - 70.00                                  57                   $27,730,285                         9.85
70.01 - 75.00                                  82                   $41,905,707                        14.88
75.01 - 80.00                                 297                  $137,974,075                        49.01
80.01 - 85.00                                   2                      $782,320                         0.28
85.01 - 90.00                                   8                    $2,946,747                         1.05
90.01 - 95.00                                   8                    $3,091,293                         1.10
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                 GEOGRAPHIC DISTRIBUTION

                                           Number of                 Aggregate                Percentage of Mortgage
State                                   Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
California                                    319                  $158,048,417                        56.14           %
Colorado                                       22                    $9,653,358                         3.43
Florida                                        20                    $9,087,034                         3.23
Georgia                                        16                    $7,071,239                         2.51
Illinois                                       23                   $10,928,378                         3.88
Massachusetts                                  40                   $20,562,499                         7.30
New Jersey                                     16                    $7,824,116                         2.78
New York                                       12                    $7,006,521                         2.49
Virginia                                       19                    $8,687,346                         3.09
Other (less than 2%)                           87                   $42,678,016                        15.18
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                                CREDIT BUREAU RISK SCORES

Range of Credit                            Number of                 Aggregate                Percentage of Mortgage
Bureau Risk Scores                      Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Greater than 820                                3                    $1,965,312                         0.70           %
801 - 820                                      14                    $6,285,452                         2.23
781 - 800                                      63                   $31,347,651                        11.13
761 - 780                                      85                   $43,169,264                        15.33
741 - 760                                      95                   $47,092,704                        16.73
721 - 740                                      88                   $42,196,556                        14.99
701 - 720                                      65                   $31,836,834                        11.31
681 - 700                                      55                   $28,500,848                        10.12
661 - 680                                      32                   $15,997,305                         5.68
641 - 660                                      37                   $16,478,654                         5.85
621 - 640                                      31                   $13,447,345                         4.78
601 - 620                                       4                    $2,019,174                         0.72
581 - 600                                       1                      $572,165                         0.20
521 - 540                                       1                      $637,665                         0.23
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                      PROPERTY TYPE

                                           Number of                 Aggregate                Percentage of Mortgage
Property Type                           Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                       342                  $169,798,656                        60.31           %
Planned Unit Development                      163                   $80,462,986                        28.58
Low-rise Condominium                           57                   $24,613,425                         8.74
High-rise Condominium                           8                    $4,142,441                         1.47
2-4 Family Residence                            4                    $2,529,418                         0.90
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                       LOAN PURPOSE

                                           Number of                 Aggregate                Percentage of Mortgage
Loan Purpose                            Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Purchase                                      267                  $131,127,438                        46.57           %
Refinance (rate/term)                         241                  $118,141,441                        41.96
Refinance (cash out)                           66                   $32,278,048                        11.46
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                                        OCCUPANCY

                                           Number of                 Aggregate                Percentage of Mortgage
Occupancy Type                          Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                                547                  $268,457,416                        95.35           %
Secondary Residence                            27                   $13,089,509                         4.65
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                  DOCUMENTATION PROGRAM

                                           Number of                 Aggregate                Percentage of Mortgage
Type of Program                         Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Preferred                                     295                  $143,546,472                        50.98           %
Full/Alternative                              215                  $108,006,882                        38.36
Streamline                                     64                   $29,993,571                        10.65
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                       GROSS MARGIN

Range of                                   Number of                 Aggregate                Percentage of Mortgage
Gross Margin                            Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 569                  $279,584,381                        99.3            %
3.001 - 4.000                                   5                    $1,962,545                         0.7
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                NEXT RATE ADJUSTMENT DATE

Next Rate                                  Number of                 Aggregate                Percentage of Mortgage
Adjustment Date                         Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
April 2008                                      3                    $1,451,036                          0.52          %
May 2008                                       11                    $4,501,405                          1.6
June 2008                                      76                   $36,696,821                        13.03
July 2008                                     474                  $232,621,676                        82.62
August 2008                                    10                    $6,275,989                         2.23
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to               Number of                 Aggregate                Percentage of Mortgage
Next Adjustment Date (Months)           Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
43 - 49                                       574                  $281,546,926                       100              %
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                  MAXIMUM MORTGAGE RATE

Range of Maximum                           Number of                 Aggregate                Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
8.001 - 9.000                                  54                   $27,962,966                         9.93           %
9.001 - 10.000                                450                  $220,809,021                        78.43
10.001 - 11.000                                66                   $30,837,691                        10.95
11.001 - 12.000                                 4                    $1,937,247                         0.69
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                INITIAL PERIODIC RATE CAP

Initial Periodic                           Number of                 Aggregate                Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.000                                           1                      $344,628                         0.12           %
5.000                                         573                  $281,202,298                        99.88
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                                 Number of                 Aggregate                Percentage of Mortgage
Rate Cap(%)                             Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.000                                         574                  $281,546,926                       100.00           %
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================


CWMBS 2003-37
Group 2

                                                  MINIMUM MORTGAGE RATE

Range of Minimum                           Number of                 Aggregate                Percentage of Mortgage
Mortgage Rates(%)                       Mortgage Loans           Principal Balance            Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                                 517                  $255,746,212                        90.84           %
3.001 - 4.000                                  10                    $4,417,195                         1.57
4.001 - 5.000                                  26                   $12,670,492                         4.50
5.001 - 6.000                                  19                    $7,745,646                         2.75
6.001 - 7.000                                   2                      $967,381                         0.34
----------------------------------------------------------------------------------------------------------------------

Total                                         574                  $281,546,926                       100.00           %
======================================================================================================================

                                                        EXHIBIT 2

      THE                                                                                            Distribution Date: 9/27/04
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                              Series 2003-37
           212-815-8318

                                           Certificateholder Monthly Distribution Summary
    ---------------------------------------------------------------------------------------------------------------
                                            Certificate                             Pass
                                Class          Rate            Beginning           Through          Principal
      Class      Cusip       Description       Type             Balance            Rate (%)        Distribution
    ---------------------------------------------------------------------------------------------------------------
       1A1     12669EYQ3       Senior       Var-30/360        53,616,938.72        3.978048        2,111,579.46
       2A1     12669EYS9       Senior       Var-30/360       268,872,166.17        4.330133        7,627,398.44
       2A2     12669EE51       Senior       Var-30/360         5,417,374.88        4.330133          153,680.75
        M      12669EYV2       Senior       Var-30/360         7,423,536.83        4.259828            6,292.90
       B1      12669EYW0       Senior       Var-30/360         4,206,538.93        4.259828            3,565.87
       B2      12669EYX8       Senior       Var-30/360         2,473,852.58        4.259828            2,097.07
       B3      12669EE28       Senior       Var-30/360         1,484,311.55        4.259828            1,258.24
       B4      12669EE36       Senior       Var-30/360         1,236,926.29        4.259828            1,048.54
       B5      12669EE44       Senior       Var-30/360         1,980,855.11        4.259828            1,679.16
       AR      12669EYU4       Senior       Fix-30/360                 0.00        0.000000                0.00
    ---------------------------------------------------------------------------------------------------------------

    ---------------------------------------------------------------------------------------------------------------
     Totals                                                 346,712,501.06                        9,908,600.43
    ---------------------------------------------------------------------------------------------------------------


    -------------------------------------------------------------------------------------------
                                                     Current                     Cumulative
                  Interest            Total         Realized      Ending          Realized
      Class     Distribution      Distribution       Losses      Balance           Losses
    -------------------------------------------------------------------------------------------
       1A1        177,742.28       2,289,321.73       0.00     51,505,359.26          0.00
       2A1        970,210.25       8,597,608.70       0.00    261,244,767.73          0.00
       2A2         19,548.30         173,229.05       0.00      5,263,694.12          0.00
        M          26,352.49          32,645.39       0.00      7,417,243.93          0.00
       B1          14,932.61          18,498.48       0.00      4,202,973.07          0.00
       B2           8,781.82          10,878.90       0.00      2,471,755.51          0.00
       B3           5,269.09           6,527.34       0.00      1,483,053.31          0.00
       B4           4,390.91           5,439.45       0.00      1,235,877.75          0.00
       B5           7,031.75           8,710.91       0.00      1,979,175.95          0.00
       AR               0.10               0.10       0.00              0.00          0.00
    -------------------------------------------------------------------------------------------

    -------------------------------------------------------------------------------------------

     Totals    1,234,259.60      11,142,860.05       0.00    336,803,900.63          0.00
    -------------------------------------------------------------------------------------------

      THE                                                                                            Distribution Date: 9/27/04
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

                                                    Principal Distribution Detail
    -------------------------------------------------------------------------------------------------------------------
                                 Original           Beginning          Scheduled                       Unscheduled
                               Certificate         Certificate         Principal       Accretion        Principal
      Class       Cusip          Balance             Balance          Distribution     Principal       Adjustments
    -------------------------------------------------------------------------------------------------------------------
       1A1      12669EYQ3      96,230,000.00      53,616,938.72      2,111,579.46           0.00             0.00
       2A1      12669EYS9     377,252,914.00     268,872,166.17      7,627,398.44           0.00             0.00
       2A2      12669EE51       7,601,086.00       5,417,374.88        153,680.75           0.00             0.00
        M       12669EYV2       7,502,000.00       7,423,536.83          6,292.90           0.00             0.00
        B1      12669EYW0       4,251,000.00       4,206,538.93          3,565.87           0.00             0.00
        B2      12669EYX8       2,500,000.00       2,473,852.58          2,097.07           0.00             0.00
        B3      12669EE28       1,500,000.00       1,484,311.55          1,258.24           0.00             0.00
        B4      12669EE36       1,250,000.00       1,236,926.29          1,048.54           0.00             0.00
        B5      12669EE44       2,001,791.69       1,980,855.11          1,679.16           0.00             0.00
        AR      12669EYU4             100.00               0.00              0.00           0.00             0.00
    -------------------------------------------------------------------------------------------------------------------

    -------------------------------------------------------------------------------------------------------------------

      Totals                  500,088,891.69     346,712,501.06      9,908,600.43           0.00             0.00
    -------------------------------------------------------------------------------------------------------------------


    -------------------------------------------------------------------------------
                     Net          Current           Ending              Ending
                  Principal       Realized       Certificate         Certificate
      Class     Distribution       Losses          Balance             Factor
    -------------------------------------------------------------------------------
       1A1     2,111,579.46          0.00      51,505,359.26        0.53523183270
       2A1     7,627,398.44          0.00     261,244,767.73        0.69249237855
       2A2       153,680.75          0.00       5,263,694.12        0.69249237855
        M          6,292.90          0.00       7,417,243.93        0.98870220376
        B1         3,565.87          0.00       4,202,973.07        0.98870220376
        B2         2,097.07          0.00       2,471,755.51        0.98870220376
        B3         1,258.24          0.00       1,483,053.31        0.98870220376
        B4         1,048.54          0.00       1,235,877.75        0.98870220376
        B5         1,679.16          0.00       1,979,175.95        0.98870224935
        AR             0.00          0.00               0.00        0.00000000000
    -------------------------------------------------------------------------------

    -------------------------------------------------------------------------------

      Totals   9,908,600.43          0.00     336,803,900.63
    -------------------------------------------------------------------------------

      THE                                                                                            Distribution Date: 9/27/04
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

                                                    Interest Distribution Detail
    ----------------------------------------------------------------------------------------------------------------------
                Beginning          Pass           Accrued     Cumulative                     Total              Net
               Certificate        Through         Optimal       Unpaid        Deferred      Interest         Prepayment
      Class      Balance         Rate (%)        Interest      Interest       Interest         Due          Int Shortfall
    ----------------------------------------------------------------------------------------------------------------------
       1A1     53,616,938.72      3.978048      177,742.28         0.00          0.00       177,742.28               0.00
       2A1    268,872,166.17      4.330133      970,210.25         0.00          0.00       970,210.25               0.00
       2A2      5,417,374.88      4.330133       19,548.30         0.00          0.00        19,548.30               0.00
        M       7,423,536.83      4.259828       26,352.49         0.00          0.00        26,352.49               0.00
        B1      4,206,538.93      4.259828       14,932.61         0.00          0.00        14,932.61               0.00
        B2      2,473,852.58      4.259828        8,781.82         0.00          0.00         8,781.82               0.00
        B3      1,484,311.55      4.259828        5,269.09         0.00          0.00         5,269.09               0.00
        B4      1,236,926.29      4.259828        4,390.91         0.00          0.00         4,390.91               0.00
        B5      1,980,855.11      4.259828        7,031.75         0.00          0.00         7,031.75               0.00
        AR              0.00      0.000000            0.00         0.00          0.00             0.00               0.00
    ----------------------------------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------------------------------------------

      Totals  346,712,501.06                    1,234,259.50       0.00          0.00     1,234,259.50               0.00
    ----------------------------------------------------------------------------------------------------------------------


    ---------------------------------------------
                 Unscheduled
                  Interest          Interest
      Class       Adjustment           Paid
    ---------------------------------------------
       1A1              0.00       177,742.28
       2A1              0.00       970,210.25
       2A2              0.00        19,548.30
        M               0.00        26,352.49
        B1              0.00        14,932.61
        B2              0.00         8,781.82
        B3              0.00         5,269.09
        B4              0.00         4,390.91
        B5              0.00         7,031.75
        AR              0.00             0.10
    ---------------------------------------------

    ---------------------------------------------

      Totals            0.00     1,234,259.60
    ---------------------------------------------

      THE                                                                                            Distribution Date: 9/27/04
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

                                                     Current Payment Information
                                                         Factors per $1,000
      -------------------------------------------------------------------------------------------------------------
                                      Original           Beginning Cert.
                                     Certificate             Notional         Principal            Interest
        Class        Cusip             Balance               Balance         Distribution        Distribution
      -------------------------------------------------------------------------------------------------------------
         1A1       12669EYQ3        96,230,000.00         557.174880143      21.943047445         1.847056792
         2A1       12669EYS9       377,252,914.00         712.710641049      20.218262501         2.571776696
         2A2       12669EE51         7,601,086.00         712.710641049      20.218262501         2.571776696
          M        12669EYV2         7,502,000.00         989.541033673       0.838829909         3.512728919
         B1        12669EYW0         4,251,000.00         989.541033673       0.838829909         3.512728919
         B2        12669EYX8         2,500,000.00         989.541033673       0.838829909         3.512728919
         B3        12669EE28         1,500,000.00         989.541033673       0.838829909         3.512728919
         B4        12669EE36         1,250,000.00         989.541033673       0.838829909         3.512728919
         B5        12669EE44         2,001,791.69         989.541079301       0.838829948         3.512729081
         AR        12669EYU4               100.00           0.000000000       0.000000000         0.981427065
      -------------------------------------------------------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------

       Totals                      500,088,891.69         693.301744592      19.813678317         2.468080416
      -------------------------------------------------------------------------------------------------------------


      -----------------------------------------
                   Ending Cert.        Pass
                     Notional        Through
        Class        Balance         Rate (%)
      -----------------------------------------
         1A1      535.231832697      3.978048
         2A1      692.492378548      4.330133
         2A2      692.492378548      4.330133
          M       988.702203764      4.259828
         B1       988.702203764      4.259828
         B2       988.702203764      4.259828
         B3       988.702203764      4.259828
         B4       988.702203764      4.259828
         B5       988.702249353      4.259828
         AR         0.000000000      0.000000
      -----------------------------------------

      -----------------------------------------

       Totals     673.488066275
      -----------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

Pool Level Data
Distribution Date                                              9/27/04
Cut-off Date                                                   7/ 1/03
Determination Date                                             9/ 1/04
Accrual Period 30/360                               Begin      8/ 1/04
                                                    End        9/ 1/04
Number of Days in 30/360 Accrual Period                        30


---------------------------------------------------------------------------------------------------------------------------------
                                    Collateral Information                     Group 1                Group 2              Total
---------------------------------------------------------------------------------------------------------------------------------

Cut-Off Date Balance                                                    100,031,760.32         400,057,131.37      500,088,891.69

Beginning Aggregate Pool Stated Principal Balance                        57,372,159.15         289,340,341.83      346,712,500.98
Ending Aggregate Pool Stated Principal Balance                           55,256,974.84         281,546,925.70      336,803,900.54

Beginning Aggregate Loan Count                                                     113                    592                 705
Loans Paid Off or Otherwise Removed Pursuant to PSA                                  5                     18                  23
Ending Aggregate Loan Count                                                        108                    574                 682

Beginning Weighted Average Loan Rate (WAC)                                   4.244169%              4.595614%           4.537459%
Ending Weighted Average Loan Rate (WAC)                                      4.245137%              4.588706%           4.532339%

Beginning Net Weighted Average Loan Rate                                     3.978048%              4.330133%           4.271872%
Ending Net Weighted Average Loan Rate                                        3.978753%              4.323049%           4.266563%

Weighted Average Maturity (WAM) (Months)                                           345                    346                 346

Servicer Advances                                                            17,956.37              23,479.28           41,435.65

Aggregate Pool Prepayment                                                 2,060,109.44           7,556,247.85        9,616,357.29
Pool Prepayment Rate (CPR)                                                     35.5480                27.2262             28.6677

---------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
  Delinquency Information                    Group 1                        Group 2                            Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance         1,996,903.66      3.613849%     4,184,617.76       1.486295%      6,181,521.42        1.835347%
                  # of loans                 3      2.777778%                9       1.567944%                12        1.759531%

60-89 Days        Balance           546,847.20      0.989644%             0.00       0.000000%        546,847.20        0.162364%
                  # of loans                 1      0.925926%                0       0.000000%                 1        0.146628%

90+ Days          Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

Total             Balance         2,543,750.86      4.603493%     4,184,617.76       1.486295%      6,728,368.62        1.997711%
                  # of loans                 4      3.703704%                9       1.567944%                13        1.906158%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
 Foreclosure Information                     Group 1                         Group 2                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

60-89 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

90+ Days          Balance           712,000.00      1.288525%       357,708.28       0.127051%      1,069,708.28        0.317606%
                  # of loans                 1      0.925926%                1       0.174216%                 2        0.293255%

Total             Balance           712,000.00      1.288525%       357,708.28       0.127051%      1,069,708.28        0.317606%
                  # of loans                 1      0.925926%                1       0.174216%                 2        0.293255%
----------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
     Bankruptcy Information                  Group 1                         Group 2                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

60-89 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

90+ Days          Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

Total             Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
         REO Information              Group 1                                Group 2                           Total
----------------------------------------------------------------------------------------------------------------------------------
30-59 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

60-89 Days        Balance                 0.00      0.000000%             0.00       0.000000%              0.00        0.000000%
                  # of loans                 0      0.000000%                0       0.000000%                 0        0.000000%

90+ Days          Balance           400,000.00      0.723891%             0.00       0.000000%        400,000.00        0.118763%
                  # of loans                 1      0.000000%                0       0.000000%                 1        0.146628%

Total             Balance           400,000.00      0.723891%             0.00       0.000000%        400,000.00        0.118763%
                  # of loans                 1      0.000000%                0       0.000000%                 1        0.146628%
----------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                  Aggregate Book Value / Loss Info
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                Group 1                             Group 2
                                                                -------                             -------
Book Value of all REO Loans                                        0.00                                0.00
Percentage of Total Pool Balance                              0.000000%                           0.000000%

Current Realized Losses                                            0.00                                0.00
Additional (Gains)/Losses                                          0.00                                0.00
Cumulative Losses                                                  0.00                                0.00
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                              Senior/Subordinate Allocation Percentages
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

                                                                Group 1                             Group 2
                                                                -------                             -------
Senior Percentage                                        93.4546294065%                      94.7982363315%
Senior Prepayment Percentage                            100.0000000000%                     100.0000000000%

Subordinate Percentage                                    6.5453705935%                       5.2017636685%
Subordinate Prepayment Percentage                         0.0000000000%                       0.0000000000%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                   Credit Enhancement Information
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Protection                                                     Original                             Current

Bankruptcy Loss                                              143,426.00                          143,426.00
Bankruptcy Percentage                                         0.028680%                           0.042584%
Credit/Fraud Loss                                          5,000,889.00                        3,669,325.22
Credit/Fraud Loss Percentage                                  1.000000%                           1.089454%
Special Hazard Loss                                       10,564,601.00                        8,512,147.35
Special Hazard Loss Percentage                                2.112545%                           2.527330%
----------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

----------------------------------------------------------------------------------------------------------------------------------
                                                     Class Subordination Levels
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Class                                                          Original                             Current
                                                               --------                             -------
Class A                                                  500,088,891.69                      336,803,900.63
Class A Percentage                                          100.000000%                         100.000000%

----------------------------------------------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

                ----------------------------------------------------------------------------------------------
                        Certificate Account - Deposits
                ----------------------------------------------------------------------------------------------
                Beginning Balance                                                                        -0.00

                Payments of Interest and Principal                                               11,213,020.03
                Liquidation Proceeds                                                                      0.00
                All Other Proceeds                                                                        0.00
                Other Amounts                                                                             0.00
                                                                                                 -------------
                Total Deposits                                                                   11,213,020.03

                ----------------------------------------------------------------------------------------------
                     Certificate Account - Withdrawals

                Reimbursement of Servicer Advances                                                        0.00
                Payment of Master Servicer Fees                                                      68,256.94
                Payment of Sub Servicer Fees                                                          1,903.05
                Payment of Other Fees                                                                     0.00
                Payment of Insurance Premium(s)                                                           0.00
                Payment of Personal Mortgage Insurance                                                1,903.05
                Other Permitted Withdrawals per the PSA                                                   0.00
                Payment of Principal and Interest                                                11,142,860.04
                                                                                                 -------------
                Total Withdrawals                                                                11,214,923.08

                Ending Balance                                                                            0.00
                ----------------------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318

                ------------------------------------------------------------------------------
                                                    Compensating Interest Detail
                ------------------------------------------------------------------------------
                ------------------------------------------------------------------------------
                Total Gross Prepayment Interest Shortfall                               3,975
                Compensation for Gross PPIS from Servicing Fees                         3,975

                Total Net PPIS (Non-Supported PPIS)                                         0
                ------------------------------------------------------------------------------

      THE
    BANK OF
      NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Officer:   Courtney Bartholomew                 Countrywide Home Loans Servicing LP
           212-815-3236                           CHL Mortgage Pass-Through Trust
Associate: AnnMarie Cassano                               Series 2003-37
           212-815-8318



----------------------------------------------------------------------------------------------------------------------------------
                                                       Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Group                Loan ID           Liquidation Balance           Liquidation Proceeds                Realized Loss
-----                -------           -------------------           --------------------                -------------
Group 1
                       N/A

Group 2
                       N/A

----------------------------------------------------------------------------------------------------------------------------------